Exhibit B

Supernus Pharmaceuticals, Inc.
Public Offering of Common Stock

December 13, 2011

Citigroup Global Markets Inc.
Piper Jaffray & Co.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Piper Jaffray & Co.
345 Park Avenue, 12th Floor
New York, New York 10154

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Piper Jaffray & Co., on behalf of the several Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Lock-up Period”).

The foregoing sentence shall not apply to: (a) transactions relating to shares of Common Stock or any security convertible into Common Stock acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Stock or any security convertible into Common Stock acquired in such open market transactions; and (b) transfers of shares of Common Stock or any security convertible into Common Stock (i) as a bona fide gift or gifts, or by will or intestate succession upon the death of the undersigned, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) as a distribution or transfer to: (x) limited partners, members, stockholders or affiliates of the undersigned; or (y) any corporation, partnership, limited liability company or other entity which controls the undersigned or to entities under common control with the undersigned, or (iv) with the prior written consent of Citigroup Global Markets Inc. and Piper Jaffray & Co., as representatives of the several Underwriters; provided that that in the case of any transfer under each of clauses (b) (i), (ii) and (iii) it shall be a condition to such transfer that (A) each transferee shall sign and deliver a lock up letter substantially in the form of this Lock-up Agreement; (B) any such transfer shall not involve a disposition for value; and (C) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period.  For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed shares of Common Stock the undersigned may purchase in the Offering.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a written plan meeting the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act, relating to the sale of securities of the Company, provided that (x) the securities subject to such plan may not be sold until after the expiration of the Lock-up Period and (y) that the establishment of such 10b5-1 Plan will not result in any public filing or other public announcement of such 10b5-1 Plan by the undersigned or the Company during the Lock-up Period.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and Piper Jaffray & Co., as representatives of the several Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock by the undersigned, they will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Citigroup Global Markets Inc. and Piper Jaffray & Co., as representatives of the several Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Piper Jaffray & Co. waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

With respect to the Offering, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit.  In addition, the undersigned agrees that it will not, without the prior written consent of Citigroup Global Markets Inc. and Piper Jaffray & Co. as representatives of the several Underwriters, make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock during the Lock-up Period. The undersigned hereby agrees that, to the extent that the terms of this Lock-up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-up Agreement supersedes such registration rights agreement.

[Signature Page Follows]

This Lock-up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) either (A) Citigroup Global Markets Inc. and Piper Jaffray & Co. as representatives of the several Underwriters or (B) the Company advising the other party in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, and (ii) the termination of the Underwriting Agreement prior to the Closing Date (as defined in the Underwriting Agreement) in accordance with the terms thereof.

Yours very truly,